UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 18, 2007

MOLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-7491	36-2369491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2222 Wellington Court, Lisle, Illinois 60532
(Address and zip code of principal executive offices)
(630) 969-4550
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On June 18, 2007, Molex Incorporated (“Molex”) filed a current report on Form 8-K regarding its multi-year plan to implement restructuring initiatives designed to reduce costs and improve return on invested capital in connection with the new global organization launched on July 1, 2007. At that time, Molex was unable to make a determination of the estimated amount or ranges of amounts to be incurred for each major type of cost and the charges and future cash expenditures associated therewith as required by Item 2.05 of Form 8-K. Molex undertook to announce further details as initiatives are finalized.
     Molex is filing this Form 8-K/A to amend the June 18, 2007 Form 8-K to update the disclosure therein. Molex estimates that the total pre-tax charge related to this restructuring effort will be $100 to $125 million over the fiscal year 2007 fourth quarter and fiscal years 2008 and 2009. Molex expects that the restructuring charge will be made up of headcount reductions, realignment of manufacturing capacity and certain plant closures.
     Molex recorded $36.9 million of the total pretax charge in the fiscal year 2007 fourth quarter, including $28.2 million for employee termination benefit costs and $8.7 million for manufacturing asset impairments or write-offs.
     During fiscal years 2008 and 2009, Molex will focus on reducing operating costs consistent with its goal of improving return on invested capital. Molex estimates that approximately $35 million of the remaining estimated pretax restructuring charge of $65 to $85 million will be recorded in fiscal 2008, with the remainder in fiscal 2009. Molex expects that when fully implemented by the close of fiscal year 2009, the annualized pretax savings from the restructuring activities will be in the range of $75 to $100 million. Molex estimates pretax savings of $20 to $25 million in fiscal 2008.
     Molex’s analysis is preliminary and therefore is subject to change. The timing of the implementation of these initiatives and the resulting charges and cash expenditures will be dependent upon a number of factors including Molex’s efforts to achieve a phased and efficient transition. Molex expects to announce further exit and disposal costs and intends to file amendments to the report once it is able to make good faith determinations of the estimated costs and future cash expenditures associated with its multi-year restructuring initiatives.
Cautionary Note Regarding Forward-Looking Statements
     Statements in this Form 8-K that are not historical, including statements regarding Molex’s restructuring initiatives, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. These risks and uncertainties are set forth in Molex’s documents filed with the Securities and Exchange Commission, including Item 1A of its Form 10-K for the year ended June 30, 2007. This report speaks only as of its date and, except to the extent required by law, Molex disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLEX INCORPORATED
By:	/s/ DAVID D. JOHNSON
David D. Johnson
Vice President, Treasurer & Chief Financial Officer

Date: August 1, 2007